                                                 Registration Statement No. 33-

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ROBERT HALF INTERNATIONAL INC.
              ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            DELAWARE                                           94-1648752
 -----------------------------                            -------------------
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification No.)

          2884 SAND HILL ROAD, SUITE 200, MENLO PARK, CALIFORNIA 94025
          ------------------------------------------------------------
 (Address of Principal Executive Offices)                            (Zip Code)

                 1991 RESTRICTED STOCK PLAN FOR FIELD EMPLOYEES
                 ----------------------------------------------
                            (Full title of the plan)

                                  STEVEN KAREL
                       VICE PRESIDENT AND GENERAL COUNSEL
                         ROBERT HALF INTERNATIONAL INC.
                         2884 SAND HILL ROAD, SUITE 200
                          MENLO PARK, CALIFORNIA 94025
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (415) 854-9700
                      --------------------------------------
                     (Telephone number of agent for service)



                                                   CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------------------------------------------------------
                                                          Proposed                       Proposed
                                                          maximum                        maximum                     Amount
Title of                         Amount                   offering                       aggregate                   of
securities to                    to be                    price                          offering                    registration
be registered                    registered               per unit                       price                       fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock                     100,000                  $22.9375(a)                    $2,293,750(a)               $791(a)

- ------------------------------------------------------------------------------------------------------------------------------------



(a) Determined in accordance with Rule 457(h) under the Securities Act of 1933, based upon the high and low sales prices of the registrant's Common Stock on the New York Stock Exchange on February 13, 1995.


                                     PART I

The information required by the Note to Part I of Form S-8 to be sent or given to employees as specified by Rule 428(b)(1) has not been included with this filing in accordance with such Note.

                                     PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration
Statement:

     (a)  The Company's latest Annual Report on Form 10-K;

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above;

     (c) The description of the Company's Common Stock contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing (except that no documents shall be deemed to be incorporated by reference if filed after the filing of a post-effective amendment which deregisters securities then remaining unsold).

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers under the terms and circumstances described therein. The Restated Certificate of Incorporation of the Company provides that each director, officer and employee of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expenses, liabilities and losses incurred or suffered by such individual in his capacity as director, officer or employee. The right to indemnification contained in the Restated Certificate of Incorporation includes the right, subject to the conditions contained therein, to be reimbursed for expenses in advance of the final disposition of any action, suit or proceeding. The Registrant has entered into Indemnification Agreements with each of its directors and certain executive officers (the form of which Indemnification Agreements was approved by the Company's stockholders in May 1989) that provide, among other things, for
(a) indemnification, under the terms and circumstances described in the Indemnification Agreements, to the fullest extent not prohibited by applicable law, against any and all expenses and liabilities resulting from service with the Company and (b) advancement to the individual of expenses reasonably incurred in connection with any threatened or actual action, suit or proceeding in which such individual is involved by reason of having been a director, officer, or employee. The Company has insured its directors and officers against certain liabilities and has insurance against certain payments which it may be obligated to make to such persons pursuant to the indemnification provisions of its Restated Certificate of Incorporation or pursuant to the Indemnification Agreements described above.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS.

     NUMBER    EXHIBIT
     ------    -------
     23.1      Consent of Arthur Andersen LLP

ITEM 9.UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (unless the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement);

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (unless the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement);

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on February 15, 1995.

                                          ROBERT HALF INTERNATIONAL INC.
                                                    (Registrant)

                                          By:        /S/ M. KEITH WADDELL

                                             -----------------------------------
                                                      M. Keith Waddell
                                                Senior Vice President, Chief
                                                          Financial
                                                    Officer and Treasurer
                                                (Principal Financial Officer)

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harold M. Messmer, Jr. and M. Keith Waddell, jointly and severally, his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Date: February 15, 1995              By:          HAROLD M. MESSMER, JR.
                                          --------------------------------------
                                                  Harold M. Messmer, Jr.
                                               Chairman and Chief Executive
                                                 Officer, and a Director
                                              (Principal Executive Officer)

Date: February 15, 1995              By:          ANDREW S. BERWICK, JR.
                                          --------------------------------------
                                             Andrew S. Berwick, Jr., Director

Date: February   , 1995              By:
                                          --------------------------------------
                                               Frederick P. Furth, Director

Date: February 15, 1995              By:            EDWARD W. GIBBONS
                                          --------------------------------------
                                               Edward W. Gibbons, Director

Date: February 15, 1995              By:               TODD GOODWIN
                                          --------------------------------------
                                                  Todd Goodwin, Director

Date: February 15, 1995              By:           FREDERICK A. RICHMAN
                                          --------------------------------------
                                              Frederick A. Richman, Director

Date: February 15, 1995              By:              THOMAS J. RYAN
                                          --------------------------------------
                                                 Thomas J. Ryan, Director

Date: February 15, 1995              By:            J. STEPHEN SCHAUB
                                          --------------------------------------
                                               J. Stephen Schaub, Director

Date: February 15, 1995              By:             M. KEITH WADDELL
                                          --------------------------------------
                                                     M. Keith Waddell
                                          Senior Vice President, Chief Financial
                                                  Officer and Treasurer
                                              (Principal Financial Officer)

Date: February 15, 1995              By:           BARBARA J. FORSBERG
                                          --------------------------------------
                                                   Barbara J. Forsberg
                                              Vice President and Controller
                                              (Principal Accounting Officer)

                                INDEX TO EXHIBITS

                                                          Sequentially
                                                          Numbered
Number              Exhibit                               Page
- ------              -------                               ----
23.1                Consent of Arthur Andersen LLP